FORTUNE FUND ADMINISTRATION, INC.

                            FORM

                   TRANSFER AGENT AGREEMENT

     THIS AGREEMENT, between CornerCap Group of Funds (the

"Fund"), a Massachusetts Business Trust operating as an open-end investment company under the Investment Company Act of 1940, duly organized and existing under the laws of the State of

Massachusetts, and Fortune Fund Administration, Inc., a

corporation organized under the laws of the State of Georgia

("FFA"), provides as follows:

     WHEREAS, FFA has agreed to act as Transfer Agent for the

purpose of recording the transfer, issuance and redemption of

Shares of the Fund, transferring the Shares of the Fund,

disbursing dividends and other distributions to Shareholders,

filing various tax forms, mailing Shareholder information and receiving and responding to various Shareholder inquiries;

     NOW THEREFORE, for and in consideration of the mutual

covenants and agreements contained herein, the parties do hereby agree as follows:

     SECTION 1.  The Fund hereby appoints FFA as its Transfer

Agent and FFA agrees to act in such capacity upon the terms set forth in this Agreement.

     SECTION 2.  The Fund shall furnish to FFA a supply of blank

Share Certificates and, from time to time, will renew such supply upon FFA's request.  Blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Fund and,

if required by FFA, shall bear the Fund's seal or a facsimile thereof.

     SECTION 3.  FFA shall make original issues of Shares of the

Fund in accordance with SECTIONS 13 and 14 below and the Fund's then current prospectus, upon receipt of (i) Written Instructions requesting the issuance, (ii) a certified copy of a resolution of the Fund's Board of Trustees authorizing the issuance, (iii)

necessary funds for the payment of any original issue tax

applicable to such additional Shares, and (iv) an opinion of the

Fund's counsel as to the legality and validity of the issuance,

which opinion may provide that it is contingent upon the filing by the Fund of an appropriate notice with the Securities and

Exchange Commission, as required by Rule 24f-2 of the Investment

Company Act of 1940, as amended from time to time.  If the

opinion described in (iv) above is contingent upon a filing under such rule, the Fund shall fully indemnify FFA for any liability arising from the failure of the Fund to comply with such rule.

     SECTION 4.  Transfers of Shares of the Fund shall be

registered and, subject to the provisions of SECTION 10, new

Share Certificates shall be issued by FFA upon surrender of

outstanding Share Certificates in the form deemed by FFA to be properly endorsed for transfer, which form shall include (i) all necessary endorsers' signatures guaranteed by a member firm of a national securities exchange or a domestic commercial bank, (ii)

such assurances as FFA may deem necessary to evidence the

genuineness and the effectiveness of each endorsement, and (iii)

satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.  FFA shall take reasonable measures as instructed by the Fund and agreed upon by

FFA to enable the Fund to identify proposed transfers that, if effected, will likely cause the Fund to fall within the Internal

Revenue Code definitions of a personal holding company and shall not make such transfers contrary to the Fund's instructions

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without the prior written approval of the Fund and its counsel.

     SECTION 5.  FFA shall forward Share Certificates in "non-

negotiable" form by first-class or registered mail, or by

whatever means FFA deems equally reliable and expeditious.  While in transit to the addressee, all deliveries of Share Certificates shall be insured by FFA as it deems appropriate.  FFA shall not mail Share Certificates in "negotiable" form, unless requested in writing by the Fund and fully indemnified by the Fund to FFA's satisfaction.

     SECTION 6.  In registering transfers of Shares of the Fund,

FFA may rely upon the Uniform Commercial Code or any other

statutes that, in the opinion of FFA's counsel, protect FAA and the Fund from liability arising from (i) not requiring complete documentation, (ii) registering a transfer without an adverse claim inquiry, (iii) delaying registration for purposes of such inquiry, or (iv) refusing registration whenever an adverse claim requires such refusal.

     SECTION 7.  FFA may issue new Share Certificates in place of those lost, destroyed or stolen, upon receiving indemnity

satisfactory to FFA and may issue new Share Certificates in

exchange for, and upon surrender of, mutilated Share Certificates as FFA deems appropriate.

     SECTION 8.  Unless otherwise directed by the Fund, FFA may issue or register Share Certificates reflecting the signature, or facsimile thereof, of an officer who has died, resigned or been removed by the Fund.  The Fund shall file promptly with FFA any approvals, adoptions, or ratifications of such actions as may be required by law or FFA.

     SECTION 9.  FFA shall maintain customary stock registry

records for the Fund, noting the issuance, transfer or redemption of Shares and the issuance and transfer of Share Certificates.

FFA may also maintain for the Fund an account entitled "Unissued

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Certificate Account," in which it will record the Shares, and fractions thereof, issued and outstanding from time to time for which issuance of Share Certificates has not been requested.  FFA is authorized to keep records for the Fund, containing the names and last known addresses of Shareholders and Planholders, and the number of Shares, and fractions thereof, from time to time owned by them of which no Share Certificates are outstanding.  Each

Shareholder or Planholder will be assigned a single account

number for the Fund, even though Shares held under each Plan and

Shares for which Certificates have been issued will be accounted for separately.  Whenever a Shareholder deposits Shares

represented by Share Certificates in a Plan that permits the deposit of Shares thereunder, FFA upon receipt of the Share

Certificates registered in the name of the Shareholder (or if not registered, in proper form for transfer), shall cancel such Share

Certificates, debit the Shareholder's individual account, credit the Shares to the Unissued Share Certificate Account pursuant to

SECTION 10 below and credit the deposited Shares to the proper

Plan account.

     SECTION 10.  FFA shall issue Share Certificates for Shares of the Fund only upon receipt of a written request from a

Shareholder.  If Shares are purchased without such request, FFA shall hereby note on its stock registry records the issuance of the Shares and fractions thereof and credit the Unissued

Certificate Account and the respective Shareholders' accounts with the Shares.  Whenever Shares, and fractions thereof, owned by Shareholders are surrendered for redemption, FFA may process the transactions by making appropriate entries in the stock

transfer records, and debiting the Unissued Certificate Account and the record of issued Shares outstanding; it shall be

unnecessary for FFA to reissue Share Certificates in the name of the Fund.

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     SECTION 11.  FFA shall also perform the usual duties and

functions required of a stock transfer agent for a corporation,

including, but not limited to (i) issuing Share Certificates as

Treasury Shares, as directed by Written Instructions, and (ii)

transferring Share Certificates from one Shareholder to another in the usual manner.  FFA may rely conclusively and act without further investigation upon any list, instruction, certification,

authorization, Share Certificate or other instrument or paper reasonably believed by it in good faith to be genuine and

unaltered, and to have been signed, countersigned or executed or authorized by a duly authorized person or persons, or by the

Fund, upon the advice of counsel for the Fund or for FFA, or upon the net asset value quotation of the Service Agent, as

hereinafter defined.  FFA may record any transfer of Share

Certificates which it reasonably believes in good faith to have been duly authorized, or may refuse to record any transfer of

Share Certificates if, in good faith, it deems such refusal

necessary in order to avoid any liability on the part of either the Fund or FFA.  The Fund agrees to indemnify and hold harmless

FFA from and against any and all losses, costs, claims, and

liability that it may suffer or incur by reason of such good faith reliance, action or failure to act.

     SECTION 12.  FFA shall notify the Fund of any request or

demand for the inspection of the Fund's Share records.  FFA shall abide by the Fund's instructions for granting or denying the inspection; provided, however, FFA may grant the inspection

without such instructions if it is advised by its counsel that failure to do so will result in liability to FFA.

     SECTION 13.  For purposes of this Section, the Fund hereby instructs FFA to consider Shareholder and Planholder payments as federal funds on the day indicated below:

     (a) for a wire received prior to 12:00 noon Eastern time, on the same day;

     (b)  for a wire received on or after 12:00 noon Eastern

time, on the next business day;

     (c)  for a check received prior to 12:00 noon Eastern time,

on the second business day following receipt; and

     (d)  for a check received on or after 12:00 noon Eastern

time, on the third business day following receipt.

Immediately after 4:15 p.m. Eastern time or such other time as the Fund may reasonably specify (the "Valuation Time") on each day that the Fund and FFA are open for business, FFA shall obtain from the Fund's Service Agent, as specified by the Fund in

writing to FFA, a quotation (on which it may conclusively rely)

of the net asset value, determined as of the Valuation Time on that day.  On each day FFA is open for business, it shall use the net asset value determined by the Service Agent to compute the number of Shares and fractional Shares to be purchased and the aggregate purchase proceeds to be deposited with the Custodian.

As necessary but no more frequently than daily (unless a more frequent basis is agreed to by FFA), FFA shall place a purchase order with the Custodian for the proper number of Shares and fractional Shares to be purchased and promptly thereafter shall send written confirmation of such purchase to the Custodian of the Fund.

     SECTION 14.  Having made the calculations required by

SECTION 13, FFA shall thereupon pay the Custodian the aggregate net asset value of Shares of the Fund purchased.  The aggregate number of Shares and fractional Shares purchased shall then be issued daily and credited by FFA to the Unissued Certificate

Account.  FFA shall also credit each Shareholder's separate

account with the number of Shares purchased by such Shareholder.

FFA shall promptly thereafter mail written confirmation of the purchase to each Shareholder or Planholder, and if requested, to a specified broker-dealer and the Fund. Each confirmation shall indicate the prior Share balance, the new Share balance, the

Shares held under a Plan (if any), the Shares for which Share

Certificates are outstanding (if any), the amount invested and the price paid for the newly-purchased Shares.

     SECTION 15.  Prior to the Valuation Time on each business

day, as specified in accordance with SECTION 13 above, FFA shall process all requests to redeem Shares of the Fund and advise the

Custodian of (i) the total number of Shares of the Fund available for redemption, and (ii) the number of Shares and fractional

Shares of the Fund requested to be redeemed.  Upon confirmation of the net asset value, FFA shall notify the Fund and the

Custodian of the redemption, apply the redemption proceeds in accordance with SECTION 16 and the Fund's prospectus, record the redemption in the stock registry books, and the debit the

redeemed Shares from the Unissued Certificate Account and the individual account of the Shareholder or Planholder.

     In lieu of carrying out the redemption procedures described in the preceding paragraph, FFA may, at the request of the Fund,

sell Shares of the Fund to the Fund as repurchases from

Shareholders and/or Planholders, provided that the sales price is not less than the applicable redemption price.  The redemption procedures shall then be appropriately modified.

     SECTION 16.  The proceeds of redemption shall be remitted by

FFA in accordance with the Fund's then current prospectus as follows:

     (a)  By check mailed to the Shareholder or Planholder at his last known address.  The request and stock certificates, if any,

for Shares being redeemed must reflect a guarantee of the owner's signature by a domestic commercial bank or trust company or a member firm of a national securities exchange.  If Share

Certificates have not been issued to the redeeming Shareholder or

Planholder, the signature of the Shareholder or Planholder on the redemption request must be similarly guaranteed.  The Fund may authorize FFA in writing to waive the signature guarantee for any specific transaction or classes of transactions;

     (b)  By wire to a designated bank or broker upon telephone request, without signature guarantee, if such redemption

procedure has been elected on the Shareholder's or Planholder's account information form.  Any change in the designated bank or broker account will be acted upon FFA only if made in writing by the Planholder or Shareholder, with signature guaranteed as

required by paragraph (a) above;

     (c)  In case of an expedited telephone redemption, by check payable to the Shareholder or Planholder of record and mailed for deposit to the bank account designated in the Shareholder account information form; and

     (d)  By other procedures commonly followed by mutual funds,

as set forth in Written Instructions from the Fund and mutually agreed upon by the Fund and FFA.

     For purposes of redemption of Shares of the Fund that have been purchased by check within fifteen (15) days prior to receipt of the redemption request, the Fund shall provide FFA with

Written Instructions concerning the time within which such

requests may be honored.

     The authority of FFA to perform its responsibilities under

SECTIONS 15 and 16 shall be suspended if FFA receives notice of the suspension of the determination of the Fund's net asset

value.

     SECTION 17.  Upon the declaration of each dividend and each capital gains distribution by the Fund's Board of Trustees, the

Fund shall notify FFA of the date of such declaration, the amount payable per Share, the record date for determining the

Shareholders entitled to payment, the payment and the reinvestment date price.

     SECTION 18.  On or before such payment date, the Fund will transfer, or cause the Custodian to transfer, to FFA the total amount of the dividend or distribution currently payable.  FFA will, on the designated payment date, reinvest all dividends in additional Shares and shall thereupon pay the Custodian the

aggregate net asset value of the additional Shares and shall promptly mail to each Shareholder or Planholder and the net asset value of such Shares; provided, however, that if a Shareholder or

Planholder elects to receive dividends in cash, FFA shall prepare a check in the appropriate amount and mail it to him at his last known address within five (5) business days after the designated payment date.

     SECTION 19.  FFA shall maintain records regarding the

issuance and redemption of Shares of the Fund and dividend

reinvestments.  Such records will list the transactions effected for each Shareholder and Planholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding.  FFA agrees to make available upon request and to preserve for the periods prescribed in Rule 31a-2 of the

Investment Company Act of 1940 any records related to services provided under this Agreement and required to be maintained by

Rule 31a-1 of such Act.

     SECTION 20.  FFA shall maintain those records necessary to enable the Fund to file, in a timely manner, Form N-SAR (semi-

annual report) or any successor monthly, quarterly or annual report required by the Investment Company Act of 1940, or rules and regulations thereunder.

     SECTION 21.  FFA shall cooperate with the Fund's independent public accountants and shall take reasonable action to make all necessary information available to such accountants for the

performance of their duties.

     SECTION 22.  In addition to the services described above,

FFA will perform other services for the Fund as mutually agreed upon in writing from time to time, including, but no limited to,

preparing and filing federal tax forms with the Internal Revenue

Service, mailing federal tax information to Shareholders, mailing semi-annual Shareholder reports, preparing the annual list of

Shareholders and mailing notices of Shareholders' meetings,

proxies and proxy statements.  FFA shall answer Shareholder

inquiries related to their Share accounts and other

correspondence requiring an answer from the Fund.  FFA shall maintain dated copies of written communications from

Shareholders, and replies thereto.

     SECTION 23.  Nothing contained in this Agreement is intended to or shall require FFA, in any capacity hereunder, to perform any functions or duties on any holiday, weekend or weekday on which day FFA or the New York Stock Exchange is closed.

Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and FFA are open, unless otherwise required by law; provided, however, that all purchase or redemption requests received by the Fund for a date on which the Exchange is open but FFA is not shall be priced and executed

"as of" such date on the next business day FFA is open, unless otherwise required by law.

     SECTION 24.  The Fund agrees to pay FFA compensation for its services as set forth in Schedule A attached hereto, or as shall be set forth in written amendments to such Schedule approved by the fund and FFA from time to time.

     SECTION 25.  FFA shall not be liable for any taxes,

assessments or governmental charges that may be levied or

assessed on any basis whatsoever in connection with the Fund, or any Plan thereof, Shareholder or Planholder, excluding taxes assessed against FFA for compensation received by it hereunder.

     SECTION 26.  FFA shall not be liable for any non-negligent action taken in good faith and reasonably believed by FFA to be within the powers conferred upon it by this Agreement.  The Fund shall indemnify FFA and hold it harmless from and against any and all losses, claims, damages, liabilities or expenses (including reasonable expenses for legal counsel) arising directly or

indirectly out of or in connection with this Agreement; provided such loss, claim, damage, liability or expense is not the direct result of FFA negligence or willful misconduct, and provided further that FFA shall give the Fund notice and reasonable

opportunity to defend any such loss, claim, etc. in the name of the Fund or FFA, or both.  Without limiting the foregoing:

     (a)  FFA may rely upon the advice of the Fund or counsel to the Fund or FFA, and upon statements of accountants, brokers and other persons believed by FFA in good faith to be experts in the matters upon which they are consulted.  FFA shall not be liable for any action taken in good faith reliance upon such advice or statements;

     (b)  FFA shall not be liable for any action reasonably taken in good faith reliance upon any Written Instructions, Oral

Instructions, including the Service Agent's net asset value

quotation, or certified copy of any resolution of the Fund's

Board of Trustees; provided, however, that upon receipt of a

Written Instruction countermanding a prior Written or Oral

Instruction that has not been fully executed by FFA, FFA shall verify the content of the second Written Instruction and honor it, to the extent possible.  FFA may rely upon the genuineness of any such document, or copy thereof, reasonably believed by FFA in good faith to have been validly executed;

     (c)  FFA may rely, and shall be protected by the Fund in

acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement,

instrument, report, notice, consent, order, or other paper or document reasonably believed by it in good faith to be genuine and to have been signed or presented by the purchaser, Fund or other proper party or parties; and

     (d)  The Fund shall, as soon as possible, amend its

prospectus to conform with the provisions of this Agreement and make all necessary filings of the amended prospectus, and shall indemnify FFA for any loss, claim or expense resulting from FFA's reliance upon the Fund's representations in this Agreement,

notwithstanding a contrary representation in its prospectus.

     SECTION 27.  Upon receipt of Written Instructions, FFA is

authorized to make payment upon redemption of Shares without a signature guarantee.  The Fund hereby agrees to indemnify and hold FFA harmless from any and all expenses, damages, claims,

suits, liabilities, action, demands or losses whatsoever arising out of or in connection with a payment by FFA for redemption of

Shares without a signature guarantee.  Upon the request of FFA,

the Fund shall assume the entire defense of any such action, suit or claim.  FFA shall notify the Fund in a timely manner of any such action, suit or claim.

     SECTION 28.  The Fund shall deliver or cause to be delivered over to FFA (i) an accurate list of Shareholders of the Fund,

showing each Shareholder's last known address, number of Shares owned and whether such Shares are represented by outstanding

Share Certificates or by non-certificated Share accounts, (ii)

all records relating to Plans of the Fund, including original applications signed by the Planholders and original plan accounts recording payment, deductions, reinvestments, withdrawals and liquidations, and (iii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by FFA under this Agreement (collectively referred to as the "Materials"). The Fund shall indemnify and hold FFA harmless from any and all expenses, damages, claims,

suits, liabilities, actions, demands and losses arising out of or in connection with any error, omission, inaccuracy or other

deficiency of such Materials, or out of the failure of the Fund to provide any information needed by FFA to knowledgeably perform its functions.

     SECTION 29.  FFA shall, at all times, act in good faith and shall use whatever methods it deems appropriate to ensure the accuracy of all services performed under this Agreement.  FFA shall be liable only for loss or damage due to errors caused by

FFA's negligence, bad faith or willful misconduct or that of its employees.

     SECTION 30.  This Agreement may be amended from time to time by a written supplemental agreement executed by the Fund and FFA and without notice to or approval of the Shareholders or

Planholders; provided the intent and purposes of any Plan, as stated from time to time in the Fund's prospectus, are observed.

The parties hereto may adopt procedures as may be appropriate or practical under the circumstances, and FFA may conclusively rely on the determination of the Fund that any procedure that has been approved by the Fund does not conflict with or violate any

requirement of its Declaration of Trust, By-Laws or prospectus,

or any rule, regulation or requirement of any regulatory body.

     SECTION 31.  The Fund shall file with FFA a certified copy of the operative resolution of its Board of Trustees authorizing the execution of Written Instructions or the transmittal of Oral

Instructions.

     SECTION 32.  The terms, as defined in this SECTION, whenever used in this Agreement or in any amendment or supplement hereto,

shall have the meanings specified below, insofar as the context will allow:

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     (a)  The Fund:  The term Fund shall mean CornerCap Group of

Funds;

     (b)  Custodian:  The term Custodian shall mean Wachovia Bank or the financial institution selected as successor by the Fund;

     (c)  Series:  The term Series shall mean CornerCap Growth

Fund and CornerCap Balanced Fund and/or such other Series of the

Fund as may be registered;

     (d)  Securities:  The term Securities shall mean bonds,

debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the

Fund;

     (e)  Share Certificates:  The term Share Certificates shall mean the stock certificates for the Shares of the Fund;

     (f)  Shareholders:  The term Shareholders shall mean the

registered owners from time to time of the Shares of the Fund, as reflected on the stock registry records of the Fund;

     (g)  Shares:  The term Shares shall mean the issued and

outstanding shares of beneficial interest of the Fund;

     (h)  Oral Instructions:  The term Oral Instructions shall

mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FFA in person or by telephone, vocal telegram or other electronic means, by a person or persons reasonably authorized by a resolution of the

Board of Trustees of the Fund to give Oral Instructions on behalf of the Fund;

     (i)  Written Instructions:  The term Written Instructions

shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to FFA in

original writing containing original signatures, or a copy of such document transmitted by telecopy, including transmission of such signature, or other mechanical or documentary means, at the request of a person or persons reasonably believed in good faith by FFA to be a person or persons authorized by a resolution of the Board of Trustees of the Fund to give Written Instructions on behalf of the Fund;

     (j)  Plan:  The term Plan shall include such investment

plan, dividends or capital gains reinvestment plans, systematic withdrawal plans or other types of plans set forth in the then current prospectus of the Fund (excluding any qualified

retirement plan that is a Shareholder of the Fund) in a form acceptable to FFA, adopted by the Fund from time to time and made available to its Shareholders, including plans or accounts by self-employed individuals or partnerships; and

     (k)  Planholder:  The term Planholder shall mean a

Shareholder who, at the time of reference, is participating in a

Plan, including any underwriter, representative or broker-dealer.

     SECTION 33.  In the event that any check or other order for the payment of money is returned unpaid for any reason, FFA shall promptly notify the Fund of the non-payment.

     SECTION 34.  Either party may give sixty (60) days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice.

     SECTION 35.  Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first-

class mail, postage prepaid, to the respective parties.

     Notice to the Fund shall be given as follows until further notice:

          CornerCap Group of Funds
          100 Northcreek, Suite 250
          3715 Northside Parkway, N.W.
          Atlanta, Georgia  30327

          ATTENTION:  Thomas E. Quinn

     Notice to FFA shall be given as follows until further notice:

          Fortune Fund Administration, Inc.

          1389 Peachtree Street, N.E.
          Atlanta, Georgia  30309

          ATTENTION:  Michael B. Fortune

     SECTION 36.  The Fund represents and warrants to FFA that

the execution and delivery of this Transfer Agent Agreement by the undersigned officer of the Fund has been duly and validly authorized by resolution of the Fund's Board of Trustees.  FFA represents and warrants to the Fund that it is a duly registered

Transfer Agent as defined in Section 17A of the Securities

Exchange Act of 1934 and that the execution and delivery of this

Agreement by the undersigned officer of FFA has also been duly and validly authorized.

     SECTION 37.  This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original.

     SECTION 38.  This Agreement shall extend to and shall bind the parties hereto and their respective successors and assigns;

provided, however, that this Agreement shall not be assignable by the Fund without the written consent of FFA or by FFA without the written consent of the Fund, authorized or approved by a

resolution of the Fund's Board of Trustees.

     SECTION 39.  This Agreement shall be governed by the laws of the State of Georgia.

     WITNESS the following signatures:

                              CORNERCAP GROUP OF FUNDS

                              By:_______________________________
                                 Thomas E. Quinn

                              Title:_____________________________________

                              Date:_____________________________________


                              FORTUNE FUND ADMINISTRATION, INC.


                              By:______________________________________
                                 Michael B. Fortune

                              Title:_____________________________________

                              Date:_____________________________________

                               Schedule A

                      Fortune Fund Administration


                            Schedule of Fees


   Transfer Agent:

        Account Maintenance Fees - per Series:
        --------------------------------------
                  0 - 10,000 accounts - $ 11.00 per account per year
             10,000 - 25,000 accounts - $   9.50 per account per year

        Applicable fees billed monthly, in advance at 1/12 the annual rate.

        Transaction/Processing Fees:
        ----------------------------

             Open New Account - $3.00
             Partial or Total Redemption - $3.00
             Addition to Account - $1.50
             Duplicate Statement - $1.50
             Tax Form to Shareholder - $1.50
             Fees incurred will be billed monthly

        Minimum Fee:
        ------------
        The minimum annual fee is $12,000 per fund for the equity funds and $18,000 for money market, bond funds or other accrual funds. Minimum fees are payable monthly in advance at 1/12 the annual rate.

        Conversion Fees:
        ----------------

        A conversion fee of $2.50 per account which includes all shareholder record set-up and data entry. Fees for unusually large numbers of accounts or for funds with special requirements will be negotiated on a case by case basis. Conversion fees will be waived for the CornerCap Group of Funds.

        Out of Pocket Costs:
        -------------------

        The cost of forms, postage, stationery, outside mailing services, archival storage, microfilm or magnetic tape data transfer etc. will be in addition to the fees listed above and will be passed through at actual cost to FFA with no mark up.